                                                                    EXHIBIT 4.2

                                                  Common Stock Purchase Warrant
                                                                 52.6316 Shares
                                                        (subject to adjustment)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


                           COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, CABLE NEWS NETWORK LP, LLLP, a limited liability limited partnership organized under the laws of the State of Delaware ("CNN") is entitled to purchase up to Fifty-two and 6316/10000 (52.6316) Shares of Common Stock of PCQUOTE.COM, INC., a Delaware corporation, at a price of Zero and 01/100 Dollars ($ 0.01) per Share (the "Warrant Price"), subject to adjustments and all other terms and conditions set forth in the Agreement (as defined below) and this Warrant.

     1. DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

          (a) "Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (b) "Agreement" shall mean that certain Agreement dated April 12, 1999 by and among CNN, the Company and PC QUOTE, INC. a Delaware corporation ("PC QUOTE").

          (c) "Acquisition" shall mean any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the Company or an affiliate of the Company is not the surviving entity, or the holders of the securities of the Company or an affiliate of the Company before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction; PROVIDED, the term "Acquisition" shall not include an initial public offering of the Company's securities

          (d) "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Act.

          (e) "Common Stock" shall mean shares of the Company's presently or subsequently authorized common stock, par value $0.01, and any stock for which such common stock may hereafter be exchanged.

          (f) "Company" shall mean PCQUOTE.COM, INC., a Delaware corporation, and any corporation which shall succeed to or assume the obligations of PCQUOTE.COM, INC., under this Warrant.

          (g)  "Date of Grant" shall mean April 12, 1999.

          (h) "Exercise Date" shall mean the effective date of the delivery of the Notice of Exercise pursuant to Section 4 below.

          (i) "Holder" shall mean any person who shall at the time be the registered holder of this Warrant.

          (j)  "Shares" shall mean shares of Common Stock.

     2. ISSUANCE OF WARRANT AND CONSIDERATION THEREFOR. This Warrant is issued in consideration of CNN entering into the Agreement.

     3.   TERM AND VESTING.

          (a) Subject to the provisions of Section 3(b) below, the purchase right represented by this Warrant is exercisable only during the period commencing upon the Date of Grant and ending on October 12, 2002 in the following amounts at the following times:

               (i) to the extent of 13.1579 Shares anytime on or after the Date of Grant;

               (ii) to the extent of an additional 13.1579 Shares anytime on or after one (1) year from the Date of Grant;

               (iii) to the extent of an additional 13.1579 Shares anytime on or after two (2) years from the Date of Grant; and

               (iv) to the extent of an additional 13.1579 Shares anytime on or after three (3) years from the Date of Grant.

          (b) In the event that the Agreement is terminated by the Company as set forth in the last sentence of Section 7(b) of the Agreement, any right to purchase Shares under

Section 3(a) above which has not vested at the time of such termination of the Agreement shall immediately become void and unexercisable.

     4.   METHOD OF EXERCISE AND PAYMENT.

          (a) METHOD OF EXERCISE. Subject to Section 3 hereof and compliance with all applicable Federal and state securities laws, the purchase right represented by this Warrant may be exercised, in whole or in part and from time to time, by the Holder by (i) surrender of this Warrant and delivery of the Notice of Exercise (the form of which is attached hereto as Exhibit A), duly executed, at the principal office of the Company and (ii) payment to the Company of an amount equal to the product of the then applicable Warrant Price multiplied by the number of Shares then being purchased pursuant to one of the payment methods permitted under Section 4(b) below.

          (b) METHOD OF PAYMENT. Payment shall be made either (1) by check drawn on a United States bank and for United States funds made payable to the Company, or (2) by wire transfer of United States funds for the account of the Company.

          (c) DELIVERY OF CERTIFICATE. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within five days of delivery of the Notice of Exercise and, unless this Warrant has been fully exercised or has expired, a new warrant in substantially identical form representing the portion of the Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such ten day period.

          (d) NO FRACTIONAL SHARES. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value per Share as of the date of exercise.

          (e)  COMPANY'S REPRESENTATIONS.

               (i) From and after the date hereof, all Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer under applicable federal and state securities laws. No later than April 16, 1999 the Company shall amend its certificate of incorporation and from such time forward during the period within which the purchase right represented by this Warrant may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of the purchase right represented by this Warrant, a sufficient number of Shares to provide for the exercise of the purchase right represented by this Warrant;

               (ii) This Warrant has been duly authorized and executed by the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights;

               (iii) The execution and delivery of this Warrant are not, and from and after the date hereof, the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound, or require the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency (other than such consents, approvals, notices, actions, or filings as have already been obtained or made, as the case may be).

     5. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number of Shares issuable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) ADJUSTMENT FOR DIVIDENDS IN STOCK. In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend then, and in each case, the Holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (b) and (c) of this Section 5.

          (b) ADJUSTMENT FOR RECLASSIFICATION OR REORGANIZATION. In case of any reclassification or change of the outstanding securities of the Company or of any consolidation, merger or reorganization of the Company on or after the date hereof, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, consolidation, merger or reorganization, shall be entitled to receive, in lieu of or in addition to the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subparagraphs (a) and
(c); in each such case, the terms of this Paragraph 5 shall be applicable to the shares of stock or other securities property receivable upon the exercise of this Warrant after such consummation.

          (c) STOCK SPLITS AND REVERSE STOCK SPLITS. If, at any time on or after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of the Warrant shall be proportionately decreased.

          (d) ADJUSTMENTS TO WARRANT PRICE. Whenever the number of Shares purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

          (e) CERTIFICATES AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish the Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish the Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

     6.   ACQUISITIONS.

          (a) ASSUMPTION OF WARRANT. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.

          (b) NONASSUMPTION. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and the Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant (whether or not then vested) shall be deemed to have been automatically converted pursuant to Section 4(c) and thereafter the Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

     7. PARTICIPATION IN FUTURE PRIVATE OFFERINGS. CNN shall have the right to participate on a pro rata basis (I.E., to maintain relative equity position as considered on a fully vested basis) in future private offerings of the Company on the same terms as any other person or entity at any time up to but not including an initial public offering of the Company's securities.

     8.   NOTICES; INFORMATION; REGISTRATION.

          (a)  NOTICE OF CERTAIN EVENTS.  If the Company proposes at any time
(a) to effect any reclassification or recapitalization of Common Stock; (b) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (c) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give the Holder at least 14 days prior written notice of the date on which a record will be taken for such action.

          (b) INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the stockholders of the Company, (b) within ninety days after the end of each fiscal year of the Company, the annual audited financial statements of the Company audited by independent public accountants of recognized standing and (c) within forty-five days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

          (c) REGISTRATION UNDER SECURITIES ACT OF 1933. The Company agrees that the Shares shall be subject to the registration rights set forth on Exhibit B.

     9. COMPLIANCE WITH ACT; TRANSFERABILITY AND NEGOTIABILITY OF WARRANT; DISPOSITION OF SHARES.

          (a) COMPLIANCE WITH ACT. The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon the exercise hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon the exercise hereof except under circumstances which will not result in a violation of the Act. This Warrant and the Shares to be issued upon the exercise hereof (unless registered under the Act) shall be imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION

     STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

In addition, this Warrant and the Shares to be issued upon the exercise hereof shall bear any legends required by the securities laws of any applicable states.

          (b) TRANSFERABILITY AND NEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions satisfactory to the Company, if requested by the Company and the transfer is to a person other than a general partner or affiliate of the initial Holder). Subject to the provisions of this Warrant with respect to compliance with the Act, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery; PROVIDED, no Holder shall transfer this Warrant to any entity reasonably believed by the Company to be a competitor of the Company without the prior written consent of the Company upon 14 days prior written notice by such Holder of its intent to transfer this Warrant. The Company shall act promptly to record transfers of this Warrant on its books, but the Company may treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (c) DISPOSITION OF SHARES. With respect to any offer, sale, transfer or other disposition of any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Shares, except for any such offer, sale, transfer or other disposition of Shares to an affiliate of the initial Holder, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, and if such transfer is not pursuant to Rule 144, a written opinion of legal counsel for such holder, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification of such Shares. Notwithstanding the foregoing, such Shares may be offered, sold or otherwise disposed of in accordance with Rule 144, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a restrictive legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of legal counsel for the holder, such legend is not required in order to insure compliance with the Act.

     10. RIGHTS OF STOCKHOLDERS. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or, except as expressly required herein, to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares issuable upon exercise hereof shall have become deliverable, as provided herein.

     11. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     12. EXCHANGE OF WARRANT. Subject to the other provisions of this Warrant, on surrender of this Warrant for exchange, and subject to the provisions of this Warrant with respect to compliance with the Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.

     13. NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

     14. WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     15. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

     16. TITLES AND SUBTITLES; FORMS OF PRONOUNS. The titles of the Sections and Subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in this Warrant shall be deemed to include masculine, feminine and neuter forms.

     17. ATTORNEYS' FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.




     Dated: April 12, 1999    .         PCQUOTE.COM, INC.,
                                        a Delaware corporation


                                   By:  /s/ Jim R. Porter
                                      ----------------------------------------
                                      Jim R. Porter, Chief Executive Officer

                                   EXHIBIT A

                               NOTICE OF EXERCISE

TO:  PCQUOTE.COM, INC.

     1. The undersigned Holder of the attached Common Stock Purchase Warrant hereby elects to exercise its purchase right under such Warrant with respect to ________________ Shares, as defined in the Warrant.

     2. The undersigned Holder elects to pay the aggregate Warrant Price for such Shares (the "Exercise Shares") in the following manner:

          [  ] by the enclosed cashier's or certified check drawn on a United
               States bank and for United States funds made payable to the Company in the amount of $_____________; or

          [ ] by wire transfer of United States funds to the account of the Company in the amount of $___________, which transfer has been made before or simultaneously with the delivery of this Notice pursuant to the instructions of the Company.

     3. Please issue a stock certificate or certificates representing the appropriate number of Shares in the name of the undersigned or in such other names as is specified below:

          Name:
                  ----------------------------------------------

          Address:
                  ----------------------------------------------

                  ----------------------------------------------

Tax ID No.:
           ---------------

                              HOLDER:


                              ------------------------------------------------

                                   By:
                                      ----------------------------------------

Date:                                        Title:
     ------------------------                      ---------------------------

                                   EXHIBIT B

                        STATEMENT OF REGISTRATION RIGHTS


     1. DEFINITIONS. For purposes of the Warrant to which this Statement of Registration Rights is attached as Exhibit B:

          (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

          (b) The term "Registrable Securities" means the shares of Common Stock issued or issuable upon exercise of the Warrant;

          (c) The term "Holder" means the original holder of the Warrant and any transferee of the Warrant; and

          (d) The term "Warrant" means the original Warrants issued in connection with that certain Agreement dated April 12, 1999 by and among CNN, the Company and PC QUOTE, and all Warrants issued as a result of the transfer of such original Warrants.

     2. COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes at any time before the earlier of (A) October 12, 2004, or (B) the second anniversary of the expiration date of the Warrant pursuant to Section 3 thereof, to register (including for this purpose (i) a registration effected by the Company for stockholders other than Holder, and (ii) a registration of an initial public offering where stockholders other than Holder are registering securities) any of its stock or other securities under the Act in connection with the public offering whether or not for its own account of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give Holder written notice of such registration. Upon the written request of Holder given within twenty days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 8 hereof and Section 5 of the Warrant, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

     3. DEMAND REGISTRATION. In case the Company shall, at any time after an initial public offering of the Company's securities and before the earlier of
(A) October 12, 2004, or (B) the second anniversary of the expiration date of the Warrant pursuant to Section 3 thereof, receive from Holders holding 30% or more of the outstanding Registrable Securities a written request (to be exercised only once collectively for all Holders) that the Company effect a registration and any related qualification or compliance with respect to all or a part of the Registrable Securities (which registration shall at the election of Holder either be for a registration for a primary issuance of the Shares upon the exercise of the Warrant or the resale of the Shares previously issued upon exercise of the Warrant at the election of Holder) owned by such Holder, the Company will promptly notify each other Holder (if any) of such request and will:

          (a) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution, in accordance with such plan of distribution or method of sale as Holder notifies the Company, of all or such portion of a Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder of registration rights joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 3: (1) if the Company has effected a registration of its securities within the preceding 6 months (other than registration statements on Form S-3 (or any similar short-form registration statement) or any successor or similar forms or any registration statement relating to equity securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with an acquisition by the Company of another company); (2) if the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time and setting forth the general reasons for such judgment, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 60 days after receipt of the request of Holder under this Section 3; PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any twelve-month period; or (3) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and,

          (b) subject to the foregoing, file a registration statement covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of Holder, and in any event within 30 days of receipt of such request.

The Holders who hold a majority of the Registrable Securities requested to be registered under this Section 3 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request (but not the registration statement), without liability (except as set forth in Section 7 hereof), by providing a written notice to the Company revoking such request.

The Company shall have the right to select the underwriters (if any) for any registration pursuant to this Section 3, subject to the approval of such selection by the Holders of a majority of the Registrable Securities requested to be registered (which approval by such Holders shall not be unreasonably withheld).

     4. OBLIGATION OF THE COMPANY. Subject to the terms of the Warrant, in the event that the Company is to effect the registration of any Registrable Securities pursuant to Section 2 or 3 hereof, the Company shall promptly:

          (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days, or such shorter period as is required to dispose of all securities covered by such registration statement; PROVIDED, that if after any registration statement requested pursuant to Section 3 becomes effective (i) such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of the Company and (ii) less than 50% of the Registrable Securities included in such registration have been sold thereunder, such registration statement shall be at the sole expense of the Company and shall not be counted as a registration which may be requested pursuant to
Section 3.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by Holder.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to agree to any restrictions as to the conduct of its business in the ordinary course thereof.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Holder shall also enter into and perform its obligations under such underwriting agreement.

          (f) Notify Holder at any time when a prospectus relating to Registrable Securities of Holder covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading..

          (g) Furnish, at the request of Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to the Warrant, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder.

     5. AVAILABILITY OF RULE 144. Notwithstanding anything in the Warrant or this Statement of Registration Rights to the contrary, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to Section 2 or 3, if application of Rule 144 would allow Holder requesting a registration under Section 2 or 3 to dispose of the Registrable Securities for which a registration is demanded within a single 90-day period.

     6. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to the Warrant that the selling Holder shall furnish to the Company such information regarding itself as a Holder, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     7. EXPENSES. The Company shall bear and pay all expenses (other than underwriting discounts and commissions) incurred in connection with any registration, filing or qualification of Registrable Securities, including (without limitation) all registration, filing, and qualification fees, legal (not to exceed one law firm for the Holders of all Registrable Securities), printers and accounting fees relating thereto, and the cost of any reasonable fees or disbursements of counsel for Holder. The Company shall not be liable for registration expenses in connection with a registration that shall not have become effective due to a revocation by the Holders requesting such registration under this Section 3. In such event, the obligation to pay the registration expenses in connection with such revoked registration shall be due and payable by the Holders who initially requested and revoked such registration, and such expenses shall be borne by them in proportion with the number of shares of Registrable Securities requested by them to be registered.

     8.   UNDERWRITING REQUIREMENTS.

          (a) In connection with any registrations in which Registrable Securities have a right to be included pursuant to Section 2 hereof and which involves an underwriting of securities being issued by the Company, the Company shall not be required, under Section 2 hereof, to include any of Holder's securities in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering, the securities so included to be apportioned pro rata among the selling Holder and other shareholders holding contractual registration rights according to the total amount of securities entitled to be included herein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by Holder and each other selling stockholder.

          (b) If a requested registration pursuant to Section 3 involves an underwritten offering and the total amount of securities (including securities which the Company may request to be included) requested to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities which the underwriters believe will not jeopardize the success of the offering, the securities so included to be apportioned pro rata among the selling Holder and, if securities remain unapportioned, such remaining securities to be sold by the Company. If at lease 50% of the Registrable Securities requested to be registered by the Holders are not included in such registration, then the Holders may request that the Company effect an additional registration under the Act of all or part of the Holders' Registrable Securities in accordance with the provisions of Section 3, and the Company shall effect, and pay the registration expenses in connection with, such additional registration requested pursuant to this Section 8.

     9. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement filed by the Company:

          (a) The Company will indemnify and holder harmless Holder, its officers, directors, partners, and agents, any underwriter (as defined in the Act) for Holder and each person, if any, who controls, is controlled by or is under common control with any such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, expense, or liabilities (joint or several) asserted by a third party to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, expense, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse Holder, any of its officers, directors, partners, or agents, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

          (b) Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company with the meaning of the Act, any underwriter and any other shareholder selling securities in such registration statement or any of its directors or officers or any person who controls such shareholder, against any losses, claims, damages, expense, or liabilities (joint or several) asserted by a third party to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such shareholder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, expense, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other shareholder, officer, director, or controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the obligations of Holder hereunder shall be limited to an amount equal to the net proceeds (equal to the offering price less the exercise price, expenses and underwriting commissions and discounts) to such Holder of Shares sold as contemplated herein. Notwithstanding the foregoing, the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld.

          (c)  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying part under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

     10. REPORTS UNDER THE 1934 ACT. With a view to making available to Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit Holder to sell securities of the Company to the public without registration the Company will endeavor to:

          (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144;

          (b) take such action as is necessary to enable Holder to utilize an abbreviated registration statement for the sale of its Registrable Securities;

          (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to Holder, so long as Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Commission Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

     11. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to the Warrant may be assigned by Holder to a permitted transferee or assignee of the Warrant of all 52.6316 Shares, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

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